Exhibit 99.2
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION
     On July 1, 2007, MRV Communications, Inc. (“MRV”) completed the acquisition of Fiberxon, Inc. and its subsidiaries (“Fiberxon”), in exchange for consideration composed of (i) approximately $17.7 million in cash, (ii) approximately 18.4 million shares of registrant’s common stock (excluding shares of registrant’s common stock underlying outstanding Fiberxon stock options), and (iii) a deferred obligation to pay approximately $31.5 million in cash or shares of registrant’s common stock, or a combination thereof, within 18 months of the delivery to MRV of Fiberxon’s audited financial statements, which financial statements are included elsewhere in this Report. MRV’s management has prepared the following unaudited pro forma condensed consolidated financial information to give effect to that acquisition. The deferred consideration payment, which can be settled in cash or MRV common stock, or a combination thereof, if LuminentOIC, Inc. (“Luminent”), a Delaware corporation and a wholly-owned subsidiary of MRV, does not successfully complete an initial public offering (“IPO”) of its common stock by March 27, 2009 (within 18 months of the delivery to MRV of Fiberxon’s audited financial statements). If Luminent does successfully complete the IPO by March 27; 2009, then the deferred consideration payment will instead be satisfied by approximately 9% of the market capitalization of Luminent based on the price per share to the public in the Luminent IPO, less the discount provided to the underwriters, multiplied by the shares of Luminent common stock outstanding at the time of the IPO. MRV plans to contribute the outstanding capital stock of Fiberxon, purchased by MRV, to Luminent.
     Based on the forgoing, MRV’s management has prepared the following unaudited pro forma condensed consolidated financial information to give effect to the acquisition. The Unaudited Pro Forma Condensed Consolidated Statements of Operations for the year ended December 31, 2006 and the six months ended June 30, 2007 give effect to the Fiberxon acquisition as if it had taken place at the beginning of the respective period presented. The Unaudited Pro Forma Condensed Consolidated Balance Sheets at December 31, 2006 and June 30, 2007 give effect to the Fiberxon acquisition as if it had taken place at the respective balance sheet date.
     The pro forma adjustments, which are based upon available information and certain assumptions that the Company believes are reasonable in the circumstances, are applied to the historical financial statements of MRV and Fiberxon. The acquisition of Fiberxon is being accounted for using the purchase method. MRV’s allocation of purchase price for the acquisition is based upon management’s current estimates of the fair value of assets acquired and liabilities assumed in accordance with Statement of Financial Accounting Standards (“SFAS”) No. 141, Business Combinations. The purchase price allocations reflected in the accompanying unaudited pro forma condensed consolidated financial statements are preliminary and may be different from the final allocation of the purchase price and such differences may be material. The Company expects to complete a final valuation during the fourth quarter of 2007.
     The accompanying unaudited pro forma condensed consolidated financial information should be read in conjunction with the historical financial statements and the notes thereto for both MRV and Fiberxon. The unaudited pro forma condensed combined financial information is provided for informational purposes only and does not purport to represent what MRV’s financial position or results of operations would actually have been had the Fiberxon acquisition occurred on such dates or to project MRV’s results of operation or financial position for any future period.

MRV Communications, Inc.
Unaudited Pro Forma Condensed Consolidated Statement of Operations
For the Six Months Ended June 30, 2007
(In thousands, except per share data)

			Pro Forma
	MRV	Fiberxon	Adjustments		Total

Revenue	$191,641	$40,563	$(1,099	)(2)	$231,105
Cost of goods sold	133,426	30,563	(1,099	)(2)(3)	162,890

Gross profit	58,215	10,000	—		68,215

Operating costs and expenses:
Product development and engineering	14,152	3,172	—	(3)	17,324
Selling, general and administrative	46,774	5,413	—	(3)	52,187

Total operating costs and expenses	60,926	8,585	—		69,511

Operating income (loss)	(2,711)	1,415	—		(1,296)

Interest expense	(2,016)	(105)	—		(2,121)
Other income, net	2,642	(900)	—		1,742

Income (loss) before income taxes	(2,085)	410	—		(1,675)

Provision for income taxes	2,591	622	—		3,213
Net income (loss)	$(4,676)	$(212)	$—		$(4,888)

Net income (loss) per share:
Basic and diluted	$(0.04)				$(0.03)

Weighted average number of shares:
Basic and diluted	125,885		18,402	(1)(12)	144,287

See notes to unaudited pro forma condensed consolidated financial information.

MRV Communications, Inc.
Unaudited Pro Forma Condensed Consolidated Balance Sheet
At June 30, 2007
(In thousands)

			Pro Forma
	MRV	Fiberxon	Adjustments		Total
Assets
Current assets:
Cash and cash equivalents	$95,060	$5,558	$(19,267	)(1)(4)(5)	$81,351
Short-term marketable securities	7,500	—	—		7,500
Time deposits	4,875	2,302	—		7,177
Accounts receivable, net	98,264	19,410	(1,106	)(2)	116,568
Inventories	68,800	17,896	—		86,696
Deferred income taxes	895	—	—		895
Other current assets	15,514	7,054	(1,280	)(1)(6)	21,288

Total current assets	290,908	52,220	(21,653)		321,475
Property and equipment, net	14,609	8,568	—		23,177
Goodwill and other intangibles	36,316	—	106,372	(1)(7)	142,688
Deferred income taxes	1,460	—	—		1,460
Other assets	4,697	—	—		4,697

	$347,990	$60,788	$84,719		$493,497

Liabilities and stockholder’s equity
Current liabilities:
Short-term obligations	$22,765	$3,770	$—		$26,535
Accounts payable	58,204	19,486	(1,106	)(2)	76,584
Accrued liabilities	27,048	11,712	—		38,760
Deferred revenue	7,370	—	—		7,370
Convertible notes	23,000	—	—		23,000
Other current liabilities	4,766	135	—		4,901

Total current liabilities	143,153	35,103	(1,106)		177,150
Deferred consideration payment	—	—	31,500	(1)(8)	31,500
Other long-term liabilities	7,283	—	—		7,283
Minority interest	5,272	—	—		5,272
Commitments and contingencies	192,282	25,685	54,325	(1)(9)	272,292

Total stockholder’s equity	$347,990	$60,788	$84,719		$493,497

     See notes to unaudited pro forma condensed consolidated financial information.

MRV Communications, Inc.
Unaudited Pro Forma Condensed Consolidated Statement of Operations
For the Year Ended December 31, 2006
(In thousands, except per share data)

			Pro Forma
	MRV	Fiberxon	Adjustments		Total
Revenue	$356,489	$48,426	$(332	)(2)	$404,583
Cost of goods sold	244,207	35,786	(332	)(2)(3)	279,661
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Gross profit	112,282	12,640	—		124,922
Operating costs and expenses:
Product development and engineering	28,187	6,757	—	(3)	34,944
Selling, general and administrative	87,539	12,155	—	(3)	99,694
Impairment of goodwill	52	—	—		52

Total operating costs and expenses	115,778	18,912	—		134,690

Operating income (loss)	(3,496)	(6,272)	—		(9,768)
Interest expense	(3,540)	(120)	—		(3,660)
Other income, net	5,386	(1,488)	—		3,898

Income (loss) before income taxes	(1,650)	(7,880)	—		(9,530)
Provision for income taxes	3,865	594	—		4,459
Net income (loss)	$(5,515)	$(8,474)	$—		$(13,989)

Net income (loss) per share:
Basic and diluted	$(0.05)				$(0.10)
Weighted average number of shares:
Basic and diluted	120,902		18,402	(1)(12)	139,304
     See notes to unaudited pro forma condensed consolidated financial information.

MRV Communications, Inc.
Unaudited Pro Forma Condensed Consolidated Balance Sheet
At December 31, 2006
(In thousands)

			Pro Forma
	MRV	Fiberxon	Adjustments		Total
Assets
Current assets:
Cash and cash equivalents	$91,722	$2,541	$(20,073	)(1)(4)(10)	$74,190
Short-term marketable securities	25,864	—	—		25,864
Time deposits	821	7,637	—		8,458
Accounts receivable, net	95,244	12,729	(34	)(2)	107,939
Inventories	61,361	16,508	—		77,869
Deferred income taxes	895	—	—		895
Other current assets	13,607	4,229	(474	)(1)(11)	17,362

Total current assets	289,514	43,644	(20,581)		312,577
Property and equipment, net	14,172	9,113	—		23,285
Goodwill and other intangibles	36,348	—	106,372	(1)(7)	142,720
Deferred income taxes	1,460	—	—		1,460
Other assets	4,728	—	—		4,728

	$346,222	$52,757	$85,791		$484,770

Liabilities and stockholder’s equity
Current liabilities:
Short-term obligations	$26,289	$5,159	$—		$31,448
Accounts payable	47,384	12,706	(34	)(2)	60,056
Accrued liabilities	29,704	8,771	—		38,475
Deferred revenue	7,624	—	—		7,624
Other current liabilities	5,926	216	—		6,142

Total current liabilities	116,927	26,852	(34)		143,745
Convertible notes	23,000	—	—		23,000
Deferred consideration payment	—	—	31,500	(1)(8)	31,500
Other long-term liabilities	7,295	49	—		7,344
Minority interest	5,248	—	—		5,248
Commitments and contingencies
Total stockholder’s equity	193,752	25,856	54,325	(1)(9)	273,933

	$346,222	$52,757	$85,791		$484,770

See notes to unaudited pro forma condensed consolidated financial information.

MRV Communications, Inc.
Notes To Unaudited Pro Forma Condensed Consolidated Financial Information
The following adjustments were applied to MRV’s historical financial statements and those of Fiberxon to arrive at the pro forma financial information:

(1)	The purchase price of Fiberxon and the estimated allocation of the purchase price has not been finalized as it’s pending third party valuation and may be adjusted in accordance with Statement of Financial Accounting Standards (“SFAS”) No. 141, Business Combinations . The fair values of Fiberxon’s net assets have been estimated to approximate the net book assets of Fiberxon as of June 30, 2007, which will be reevaluated during the fourth quarter of 2007. Also, the goodwill and other intangible assets have been estimated to have indefinite lives; however, during the fourth quarter of 2007, these intangibles will be reevaluated to determine if certain amounts have finite lives and should be amortized. The purchase price of Fiberxon and the estimated allocation of the purchase price is summarized as follows (in thousands):

Purchase price of:	Fiberxon

Cash	$17,651
Fair value of MRV common stock issued	71,214
Fair value of Fiberxon stock options exchanged for MRV stock options	8,796
Deferred consideration payment	31,500
Other costs	2,896

Total	$132,057

Allocation of purchase price of:	Fiberxon

Net assets	$25,685
Goodwill and other intangibles with indefinite lives	106,372

Total	$132,057

(2)	The pro forma adjustment relates to the elimination of sales from MRV Communications, Inc. to Fiberxon, Inc. and the related payables and receivables during the period presented.

(3)	No pro forma adjustment was included for the recognition of share-based compensation expense relating to unvested options issued to employees of Fiberxon, since Fiberxon’s results already reflect share-based compensation expense for those Fiberxon options that will be exchanged for MRV options as part of the acquisition.

(4)	The pro forma adjustment includes $17,650,600 of cash that will be paid to the shareholders of Fiberxon as part of the purchase price.

(5)	The pro forma adjustment includes an estimated $1,616,000 of other costs relating to the Fiberxon acquisition that will be paid after June 30, 2007.

(6)	The pro forma adjustment is to allocate the $1,280,000 of other costs relating to the Fiberxon acquisition that were previously paid as of June 30, 2007.

(7)	The pro forma adjustment is to record goodwill and other intangibles of $106,372,000 relating to the Fiberxon acquisition.

(8)	The pro forma adjustment is to record the deferred consideration payment of $31,500,000 relating to the Fiberxon acquisition.

(9)	The pro forma adjustment is to record the increase in stockholder’s equity relating to the issuance of common stock in the amount of $80,010,000. The aforementioned increase in stockholder’s equity was partially offset by the pro forma adjustment for the assumption of the net assets of Fiberxon, which have been estimated to approximate the net book assets of Fiberxon as of June 30, 2007 in the amount of $25,685,000, which will be reevaluated during the fourth quarter of 2007.

(10)	The pro forma adjustment includes an estimated $2,423,000 of other costs relating to the Fiberxon acquisition that will be paid after December 31, 2006.

(11)	The pro forma adjustment is to allocate the $474,000 of other costs relating to the Fiberxon acquisition that were previously paid as of December 31, 2006.

(12)	Weighted average shares used to calculate pro forma basic and diluted net loss per share for the periods presented is computed using the weighted average number of common stock outstanding for the periods presented. The pro forma adjustment is to include the 18,402,000 shares of common stock issued as part of the purchase price. There was no pro forma adjustment for the stock options issued to Fiberxon employees as part of the acquisition as the options would be anti-dilutive.